UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
August 14, 2014

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10776	25-0530110

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 717, Pittsburgh, PA 15230-0717	15230-0717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (412) 787-6700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Uncommitted Working Capital Line of Credit.  On August 14, 2014, Calgon Carbon (Suzhou) Co., Ltd., a Chinese company (“the “Borrower”) entered into an Uncommitted Revolving Loan Facility Letter (the “Facility Letter”) with The Bank of Tokyo-Mitsubishi UFJ (China), Ltd., acting through its Shanghai branch (“BTM”).  The Facility Letter provides for an uncommitted line of credit in the principal amount up to RMB5,000,000 to be used as working capital by the Borrower.  The Facility Letter matures on July 19, 2015.

Calgon Carbon Corporation (the “Company”) is jointly and severally liable as the guarantor of the Borrower’s obligations under the Facility Letter.  The Borrower may make voluntary prepayments of principal and interest after providing BTM with irrevocable prior written notice.

The former facility letter, as amended, dated July 19, 2011 by and among the Borrower, Calgon Carbon (Tianjin) Co., Ltd., Datong Carbon Corporation and BTM was terminated on July 19, 2014.

The summary of the material terms and conditions of the Facility Letter and the Unconditional Guaranty in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of such documents, the same being attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively, and incorporated herein by reference.  The original documents are written in the English language.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

 (d)Exhibits.  The following exhibits are being filed pursuant to Item 601 of Regulation S-K to this Form 8-K:

Exhibit No.	Description

10.1	Uncommitted Revolving Loan Facility Letter by and between The Bank of Tokyo-Mitsubishi UJF (China), Ltd., Shanghai Branch and Calgon Carbon (Suzhou) Co., Ltd. dated August 14, 2014

10.2	Unconditional Guaranty from Calgon Carbon Corporation in favor of The Bank of Tokyo-Mitsubishi UJF (China), Ltd., Shanghai Branch dated August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALGON CARBON CORPORATION
(Registrant)

Date: August 18, 2014	/s/ Richard D. Rose

(Signature)
Richard D. Rose
Senior Vice President, General Counsel and Secretary